DocuSign Envelope ID: 7319D241-5AE6-4EFA-AAE4-D54C52D2572A

Exhibit 10.2

LEASE AMENDMENT AGREEMENT dated June 11th, 2020.

BY AND BETWEEN :

NEOMED INSTITUTE, a corporation governed by the Canada Not-for-profit Corporations Act, having its principal place of business at 7171, Frederick-Banting Street, Saint-Laurent, Province of Québec, H4S 1Z9;

(the “Lessor”)

AND:

REPARE THERAPEUTICS INC., a corporation duly incorporated under the Canada Business Corporations Act, with its head office at 7210 Frederick-Banting Street, Suite 100, Saint-Laurent, Province of Québec H4S 2A1 herein acting and represented by Lloyd Segal, Chief Executive Officer, duly authorized for the purposes hereof;

(the “Lessee”)

WHEREAS the Lessor and the Lessee entered into a lease agreement dated as of November 26, 2019 (the "Lease") in respect of the premises in the building being erected at 7171 Frederick-Banting Street, Saint-Laurent, Québec, H4S 1Z9  (the “Building”).

WHEREAS the parties wish to amend the Lease as set forth herein;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	Defined Terms

Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Offer.

2.	Additional Leased Premises
2.1

The Lessor hereby agrees to lease to the Lessee, hereby accepting, the additional office premises located on the second floor of the Building measuring approximately 1548 square feet and described in Schedule A and referred to as units # 270, 270A, 270B, 270C and 270D and 271 (the “Additional Leased Premises”);

2.2	The commencement date for the Additional Leased Premises shall be December 1st, 2020 and the expiry date for the term of the lease thereof shall be the expiry of the Initial Term..
2.3

The rent for the Additional Leased Premises shall be at the annual rate of $57,89 per square foot with an annual increase of 2% every lease year starting December 1st, 2021 for the remainder of the Initial Term. Said rent shall be payable in accordance with the terms of the Lease;

2.4	All of the terms of the Lease shall apply to the leasing of the Additional Leased Premises mutatis mutandis unless otherwise herein provided, including without limitation Sections

3.2, 3.3 and 3.4 but excluding Section 6.1 of the Lease;

Mtl#: 3022758.2

DocuSign Envelope ID: 7319D241-5AE6-4EFA-AAE4-D54C52D2572A

3.Leased Premises

The term “Leased Premises” of the Lease shall be modified to refer also to the Additional Leased Premises, unless herein provided otherwise.

4.Continuing Obligations

Save and except as expressly modified herein, the terms and conditions of the Lease remain unchanged and in full force and effect.

5.Governing Laws

This agreement shall be governed by the laws of the Province of Québec.

6.Counterparts

This Agreement may be executed in any number of counterparts by any one or more of the parties to be bound hereby.  Each executed counterpart shall be deemed to be an original and such counterparts shall together constitute one and the same agreement.

7.Language

The parties acknowledge that they have requested that this Agreement and all documents, notices, correspondence and legal proceedings arising from this Agreement or relating hereto be drawn up in English.  Les parties reconnaissent qu’elles ont exigé que cette convention ainsi que tout document, avis, correspondance et procédure légale découlant de cette convention soient rédigés en anglais.

NEOMED INSTITUTE		REPARE THERAPEUTICS INC.

Per:		Per:
	Matthew Carlyle, CFO		Lloyd Segal, CEO

Mtl#: 3022758.2

DocuSign Envelope ID: 7319D241-5AE6-4EFA-AAE4-D54C52D2572A

SCHEDULE A

Plan of Additional Leased Premises

Mtl#: 3022758.2